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                                                                   EXHIBIT 23.02

                                 CONSENT OF KPMG LLP

The Board of Directors and Shareholders
Invivo Corporation:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the Registration Statement of Invivo Corporation.

Oakland, California
February 9, 1999